UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2014

Dresser-Rand Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32586	20-1780492
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

West8 Tower, Suite 1000, 10205 Westheimer Road, Houston, Texas	77042
112 Avenue Kleber, Paris, France	75784
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(713) 354-6100 (Houston)
+33 156 26 71 71 (Paris)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On November 20, 2014, Dresser-Rand Group Inc. (the “Company”) held a special meeting of the Company’s stockholders (the “Special Meeting”) to, among other things, consider and vote on a proposal (the “Merger Proposal”) to approve and adopt the Agreement and Plan of Merger, dated as of September 21, 2014 (the “Merger Agreement”), by and among the Company, Siemens Energy, Inc. (“Siemens”), and Dynamo Acquisition Corporation, a wholly owned subsidiary of Siemens (“Merger Sub”), whereby Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Siemens. The Merger Proposal and the other proposals outlined below were submitted to a vote of the stockholders, each of which is described in detail in the Company’s Definitive Proxy Statement on Schedule 14A that was filed with the U.S. Securities and Exchange Commission on October 22, 2014.

At the Special Meeting, 56,371,786 shares of the Company’s common stock, representing approximately 73.54% of the total number of shares of the Company’s common stock entitled to vote, were represented by the holders thereof or by proxy, which constituted a quorum. A summary of the matters voted upon by the Company’s stockholders is set forth below.

Proposal 1. Approval and Adoption of Agreement and Plan of Merger.

At the Special Meeting, the Company’s stockholders approved and adopted the Merger Agreement, based on the following votes:

Votes For	Votes Against	Abstentions
55,791,474 98.97%	20,774 .03%	559,538 .99%

Proposal 2. Approval of Adjournment of the Special Meeting, if necessary.

The proposal to approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies in favor of the Merger Proposal if there are not sufficient votes at the time of such adjournment to approve and adopt the Merger Agreement was withdrawn at the Special Meeting, as sufficient votes were cast at the Special Meeting to approve the Merger Proposal.

Proposal 3. Advisory Resolution to Approve Executive Compensation.

Stockholders approved, on a non-binding, advisory basis, certain compensation that will or may be paid by the Company to its named executive officers that is based on or otherwise related to the Merger, based upon the votes set forth below:

Votes For	Votes Against	Abstentions
52,611,358 93.32%	1,235,308 2.19%	2,525,120 4.47%

Item 8.01.	Other Events.

On November 20, 2014, the Company issued a press release announcing the results of its stockholders’ vote at the Special Meeting, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release issued November 20, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRESSER-RAND GROUP INC.

Date: November 20, 2014	By:	/s/ Mark F. Mai
	Name:	Mark F. Mai
	Title:	Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued November 20, 2014